UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2007

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, Advanced Magnetics, Inc., or the Company, announced that Jerome Goldstein, the Executive Chairman of the Company, intends to retire as an officer and as a director of the Company effective as of May 1, 2007. In connection with Mr. Goldstein’s retirement, the Company and Mr. Goldstein entered into a separation agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Also on April 2, 2007, the Company announced that Mark Skaletsky, a member of the Board of Directors of the Company, will assume the role of Chairman of the Board, effective as of Mr. Goldstein’s retirement.

On April 2, 2007, the Company issued a press release regarding the retirement of Mr. Goldstein. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1	Separation Agreement, dated April 2, 2007, by and between the Company and Jerome Goldstein.
99.1	Press release, dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Vice President of
Legal Affairs

Date: April 6, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement, dated April 2, 2007, by and between the Company and Jerome Goldstein.
99.1	Press release, dated April 2, 2007.